UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

February 2, 2011

Central Pacific Financial Corp.

(Exact name of registrant as specified in its charter)

Hawaii	0-10777	99-0212597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 South King Street, Honolulu, Hawaii (Address of principal executive offices)	96813 (Zip Code)

(808) 544-0500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 2, 2011, Central Pacific Financial Corp. (the “Company”) filed Articles of Amendment to its Restated Articles of Incorporation with the State of Hawaii Department of Commerce and Consumer Affairs (“DCCA”) in order to effect a one-for-twenty reverse stock split (the “Stock Split”) of the outstanding shares of the Company’s common stock.

The Stock Split was previously approved by the Company’s shareholders at the annual shareholder meeting on May 24, 2010.  No fractional shares of common stock will be issued as a result of the Stock Split.  For each holder of common stock, the number of shares held upon the effectiveness of the Stock Split will be divided by twenty and, if the resulting number is not a whole number, then such number will be rounded up to the next nearest whole number.  The Stock Split became effective at 4:03 p.m. EST on February 2, 2011.

A copy of the Articles of Amendment is filed as Exhibit 3.1 to this report.

Item 9.01.  Financial Statements and Exhibits

(d)	The following Exhibits are filed herewith:

Exhibit	Description

3.1	Articles of Amendment to Restated Articles of Incorporation

99.1	Press Release dated February 2, 2011 announcing reverse stock split

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Pacific Financial Corp. (Registrant)

Date: February 2, 2011

	By:	/s/ Glenn K.C. Ching
Glenn K.C. Ching Senior Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Amendment to Restated Articles of Incorporation

99.1	Press Release dated February 2, 2011 announcing reverse stock split